Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form S-1/A, of Transportation and Logistics Systems, Inc. and Subsidiaries of our report dated March 31, 2023, on the Consolidated financial statements of Transportation and Logistics Systems, Inc. for the years ended December 31, 2022 and 2021, included in Form 10-K filed on March 31, 2023.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

August 24, 2023